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                                                                    EXHIBIT 23.4



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 2 to Form S-3 No. 333-3964) and related Prospectus of American HomePatient, Inc. for the registration of 2,000,000 shares of its common stock and to the incorporation by reference therein of our report dated December 1, 1995, with respect to the financial statements of Life Support Products for the year ended December 31, 1994 incorporated by reference, in the Current Report (Form 8-K/A) of American HomePatient, Inc. dated January 10, 1996, filed with the Securities and Exchange Commission.



                                          /s/ Ernst & Young LLP


                                          Ernst & Young LLP



Pittsburgh, Pennsylvania


May 16, 1996